EXHIBIT 99.2

Pegasystems Inc.

2008 Section 16 Officers Base Salaries and Target Bonus Percentages

All Changes Effective Retroactively to January 1, 2008

Name	Title	Base Salary	Target Bonus*
Alan Trefler	Chief Executive Officer and Chairman	$275,000	75%

Craig Dynes	Chief Financial Officer and Senior Vice President	$273,000	50%

Edward Hughes**	Senior Vice President, Global Sales	$260,000	40%

Douglas Kra**	Vice President, Global Services	$250,000	50%

Michael Pyle	Senior Vice President, Engineering	$250,000	50%

*	Percentage of 2008 base salary

**In 2008, Edward Hughes will also be eligible for the following additional incentive compensation:

(1)	$1,000 per $1 million in 2008 license bookings, for bookings up to the budget for license established by the Board of Directors for 2008.
(2)	$4,000 per $1 million in 2008 license bookings, for bookings above the budget for license established by the Board of Directors for 2008.
(3)	$50,000 upon the achievement of specific individual performance goals to be established by the CEO, in his discretion.

**In 2008, Douglas Kra will also be eligible for the following additional incentive compensation:

(1)	$20,000 upon the achievement of specific individual performance goals to be established by the CEO, in his discretion.